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                                                                       EXHIBIT 5

                                      [LETTERHEAD]







                                   January 21, 1997


National Consumer Cooperative Bank
1401 Eye Street, N.W.
Washington, D.C.  20005



Ladies and Gentlemen:

    You have requested our opinion as counsel for National Consumer Cooperative Bank (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the public offering by the Company of up to $100,000,000 of debt securities (the "Debt Securities").

    We have examined the Company's Registration Statement on Form S-3 in the form filed with the Securities and Exchange Commission (Reg. No. 333-17003) (the "Registration Statement"). We further have examined the Charter of the Company contained at 12 U.S.C. Sections 3001-3051, and the bylaws and the minute books of the Company, including, without limitation, Resolution No. 96-09 enacted by the Board of Directors of the Company at a meeting on November 9, 1996, with respect to the Registration Statement and the Debt Securities (the "Authorizing Resolutions"). In addition, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion.

    Based upon the foregoing examination we are of the opinion that, when, as and if (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, and subject to compliance with applicable state securities laws; (b) the Indenture, as defined in the Registration Statement, has been duly executed and delivered by the parties thereto; (c) the terms of the Debt Securities have been determined as prescribed in accordance with the Indenture; and (d) the Debt Securities have been duly executed by the Company, authenticated by First National Bank of Chicago, as Trustee, in accordance with the

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National Consumer Cooperative Bank
January 21, 1997
Page 2

terms and conditions of the Indenture, and sold by the Company pursuant to the Authorizing Resolutions, all in the manner contemplated by the Registration Statement and the Authorizing Resolutions, the Debt Securities in all respects will be validly issued and binding obligations of the Company (except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights or by general principles of equity).

    We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name whenever it appears in the Registration Statement, any amendment thereto, and prospectus and any supplement thereto.

                                            Respectfully submitted,

                                            SHEA & GARDNER



                                            BY: /s/ Martin J. Flynn
                                                --------------------
                                                 Martin J. Flynn